This Proxy Statement was inadvertently not filed with the SEC at the time it was delivered to the shareholders of Cimetrix Incorporated on April 20, 1998, consequently this filing is being made to bring the Company's file with the SEC current.






                              CIMETRIX INCORPORATED


                                 April 20, 1998


Dear Shareholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of the Shareholders of Cimetrix Incorporated, which will be held on Saturday, May 16, 1998, at 9:00 a.m. in the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah.

         At the meeting, in addition to electing five directors, your Board is asking shareholders to approve the 1998 Stock Option Plan. These proposals are fully set forth in the accompanying proxy statement which you are urged to read thoroughly. I will also report on the progress of the Company and answer shareholder questions.

         It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

         Thank you for your cooperation.

                                                     Very truly yours,

                                                     /s/ Paul A. Bilzerian
                                                     ---------------------
                                                     Paul A. Bilzerian
                                                     President

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           Meeting Date: May 16, 1998

TO OUR SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held on May 16, 1998, commencing at 9:00 a.m., in the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

         1. To elect five directors to the Company's Board of Directors to serve for one-year terms.

         2. To approve the Cimetrix Incorporated 1998 Stock Option Plan.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on April 20, 1998 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote.

         TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY. A PROXY MAY BE REVOKED BY WRITTEN REVOCATION DELIVERED TO THE COMPANY AT ANY TIME PRIOR TO THE ANNUAL MEETING.


                                By Order of the Board of Directors,

                                /s/ Riley G. Astill
                                -------------------

                                Riley G. Astill
                                Vice President of Finance and Secretary
April 20, 1998
Salt Lake City, Utah

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           Meeting Date: May 16, 1998

         This Proxy Statement is being sent on or about April 20, 1998 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 1998 Annual Meeting of the Shareholders of the Company, which will be held on May 16, 1998, commencing at 9:00 a.m., in the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on April 20, 1998 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

         A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the five nominees for election as directors as set forth in this Proxy Statement; for the proposal to adopt the Cimetrix Incorporated 1998 Stock Option Plan; and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

         At the Record Date, there were 24,143,928 Shares of the Company's Common Stock issued and outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date.

         Holders of the Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. In order for action to be taken on any matter, it must receive a majority of the votes present and voting in person or by proxy except the election of directors. Directors may be elected by a plurality vote. The five nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted for the named nominees.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors has determined that the five directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

         The Board of Directors have advised the Company that it intends at the Annual Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

         The nominees for election as directors at the Annual Meeting are set forth below.

                             Positions with                     Director
         Name                  the Company                       Since

Paul A. Bilzerian       President, Chief Executive            February 9, 1996
                        Officer and Director

Lowell Anderson         Director                              January 23, 1998

Dr. Ron Lumia           Director                              January 1, 1996

Randall Mackey         Director                               January 23, 1998

Bill Van Drunen


Biographical Information

         There is no family relationship among the current directors and executive officers. The following sets forth brief biographical information for each director and prospective director of Cimetrix.

Paul A. Bilzerian, age 47, President, Chief Executive Officer and director, has been involved in Cimetrix in various capacities since 1994. Mr. Bilzerian has been the President of Bicoastal Holding Company, a private investment company, since 1993. During the period 1988 to 1989, he was the Chairman and Chief Executive Officer of the Singer Company. Mr. Bilzerian has been involved in more than $10 billion dollars of corporate transactions and financing. He has a B.S. Degree in Political Science from Stanford University and a Masters in Business Administration from Harvard University.

Dr. Lowell K. Anderson, age 55, has been a director of Cimetrix since January 23, 1998. Dr. Anderson has practiced Oral and Maxillofacial Surgery from 1975 to the present. From 1973 to 1975, Dr. Anderson served as a Major in the United States Air Force. From 1970 to 1973, Dr. Anderson did his residency at Mayo Clinic and Mayo Graduate School of Medicine. Dr. Anderson graduated from the University of Louisville Dental School with honors in 1966. Dr. Anderson is currently a member of the Brigham Young University Alumni Board. Dr. Anderson also served as President of the Western Society of Oral and Maxillofacial Surgeons, representing over 600 surgeons.

Dr.  Ron Lumia,  age 47,  has  been  a  director of Cimetrix since January 1996.
He has been a Professor in the Mechanical Engineering Department of the University of New Mexico since October, 1994. From 1986 through September, 1994, Dr. Lumia served as Group Leader at the National Institute of Standards and Technology (NIST), performing research in the areas of advanced automation, robotics, machine vision, and systems integration. Previously, he taught at ESIEE (Paris, France), Virginia Tech, and the National University of Singapore, where he consulted for a variety of companies. Dr. Lumia received a B.S. from Cornell University and a M.S. and Ph.D. from the University of Virginia, all in electrical engineering. He is the author of over 100 technical papers.

Randall A. Mackey, age 52, has been a director of Cimetrix since January 23, 1998. Mr. Mackey has been a shareholder of the Salt Lake City law firm of Mackey, Price & Williams and its predecessor firms. From 1979 to 1989, he practiced law with the Salt Lake City law firm of Fabian & Clendenin, where he was a shareholder and director of the firm from 1982 to 1989. From 1977 to 1979 Mr. Mackey was associated with the Washington, D.C. law firm of Hogan & Hartson. Mr. Mackey received a Bachelor of Science degree in Economics from the University of Utah in 1968, a Master in Business Administration degree from Harvard University in 1970, a Juris Doctor degree from Columbia University in 1975 and a Bachelor of Civil law degree from Oxford University in 1977. Mr. Mackey has served as Secretary and a director since November 1995 of Paradigm Medical Industries, Inc., which develops, manufactures and sells ophthalmic surgical systems.

John W. Van Drunen, age 43, is a Vice President at First Security Bank. Mr. Van Drunen has been with First Security Bank since 1993. Prior to this he was with Bank America in various assignments from 1988 to 1993. He has a B.S. degree in Business Management from Colorado State University.

Board Meetings and Committees

         The Company's Board of Directors met twelve times during 1997. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors. The Company's Board of Directors serves in its entirety as the Nominating, Compensation and Audit Committees. All issues normally addressed by these committees are addressed by the full Board of Directors during their meetings.

         All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

                               EXECUTIVE OFFICERS

         The following table sets forth certain biographical information with respect to the executive officers of the Company (biographical information for Mr. Bilzerian is set forth above):

   Name                Age                 Title

Paul A. Bilzerian      47     President and Chief Executive Officer

David P. Faulkner      43     Executive Vice President of Marketing

Robert Reback          38     Executive Vice President of Sales

Bradley A. Palser      41     Executive Vice President of Engineering

Riley G. Astill        37     Vice President of Finance, Chief Financial Officer

     David P. Faulkner, Executive Vice President of Marketing, joined the Company in August 1996. Mr. Faulkner was previously employed as the Manager of PLC Marketing, Manager of Automotive Operations and District Sales Manager for GE Fanuc Automation, a global supplier of factory automation computer equipment specializing in programmable logic controllers, factory software and computer numerical controls from 1986-1996. Mr. Faulkner has a B.S. Degree in Electrical Engineering and a Masters Degree in Business Administration from Rensselaer Polytechnic Institute.

     Robert H. Reback, Executive Vice President of Sales, joined Cimetrix as Vice President of Sales in January 1996 and was promoted to Executive Vice President of Sales and Marketing in January, 1997. Mr. Reback was the District Manager of Fanuc Robotics' West Coast business unit from 1994-1995. From 1985-1993 he was Director of Sales/Account Executives for Thesis, Inc., a privately-owned supplier of factory automation software and was previously a Senior Automation Engineer for Texas Instruments. Mr. Reback has a B.S. Degree in Mechanical Engineering and a M.S. Degree in Industrial Engineering from Purdue University.

     Bradley A. Palser, Executive Vice President of Software Engineering, joined the Company in November 1997. Mr. Palser was previously employed as the Director of Engineering and General Manager of several Software Engineering facilities for Unisys Corporation from 1983-1997. Prior to that, Westinghouse Electric employed Mr. Palser as a principal software engineer automating power plants and steel mills. Mr. Palser has a B.S. Degree in Mathematics from Carnegie Mellon University.

     Riley G. Astill, Vice President of Finance, Chief Financial Officer, originally joined Cimetrix as Controller, in July, 1994. He remained Controller until October, 1996, when he left the Company prior to its moving to Tampa. Mr. Astill rejoined Cimetrix as Vice President of Finance in December, 1997. Mr. Astill was Controller of a privately held Salt Lake City publisher from 1991-1994. From 1990-1991, he was a Senior Accountant for Oryx Energy Company. From 1988-1990 he was an Accountant for Ernst & Young in Dallas. He has a B.S. Degree in Accounting from the University of Utah and a Masters Degree in Accounting from Utah State University.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

         Directors of the Company receive no cash compensation, but are reimbursed for expenses. Each director (but not including directors who are officers or employees) is granted stock options to purchase 24,000 shares of common stock at an exercise price per share in excess of the market price at the time of grant, 2,000 of which vest upon the attendance at each monthly meeting of the Board. Vested options become exercisable six months after vesting. On May 31, 1997, the date of the 1997 Annual Shareholders Meeting, Dr. Ron Lumia and Douglas Davidson received options to purchase 24,000 shares of common stock at an exercise price of $6.00 per share. Randall Mackey and Lowell Anderson became directors on January 23, 1998 and were granted stock options to purchase 8,000 shares of common stock at an exercise price of $2.50.

Executive Officer Compensation

         The following table discloses compensation, for the three fiscal years ended December 31, 1997, paid by the Company to the named executive officers whose annual salary equals or exceeds $100,000 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                       ------------------Long-Term Compensation---------------------
                                ---------Annual Compensation--------   --------Awards-----------      ------------Payout------------
                                                                       Restricted     Securities      Long-term
                                                                       Stock          Underlying      Incentive    All Other
Name and Principal Position        Year  Salary($)   Bonus   Other     Awards($)      Options         Payout($)    Compensation
---------------------------     ----     ---------   -----   -----     ----------     --------        --------     ------------
Paul A. Bilzerian, President    1997     90,000(1)      0      0          0                  0           0            0
 and Chief Executive Officer    1996     50,000(1)      0      0          0                  0           0            0
                                1995     36,000(1)      0      0          0                  0           0            0

Robert H. Reback, Executive     1997    121,769         0      0          0                  0           0            0
 Vice President of Sales        1996    115,000    15,000      0          0            120,000           0            0
                                1995          0         0      0          0                  0           0            0

Bradley A. Palser, Executive    1997     12,691         0      0          0             20,000           0            0
 Vice President of Engineering  1996          0         0      0          0                  0           0            0
                                1995          0         0      0          0                  0           0            0

David P. Faulkner, Executive    1997    101,475         0 20,000          0                  0           0            0
   Vice President Marketing     1996     35,483         0      0          0            150,000           0            0
                                1995          0         0      0          0                  0           0            0

(1) These amounts were paid or are owed to Bicoastal Holding Company for Mr. Bilzerian's services. (See "Certain Relationships and Transactions.")


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding the grant of stock options to the person named in the Summary Compensation Table during the fiscal year ended December 31, 1997.


                    --------------------Individual Grants-------------------    Potential Realizable
                    Number of        Percent of                                 Value at Assumed
                    Securities       Total Options                              Annual Rates of Stock
                    Underlying       Granted to      Exercise                   Price Appreciation for
                    Options          Employees in    Price Per    Expiration    Option Term ($) (1)
Name                Granted (#)      Fiscal Year     Share ($)    Date             5%         10%
----                ----------       -----------     ---------    ----             --         --
Paul A. Bilzerian            0             n/a           n/a        n/a           n/a         n/a
Robert H. Reback             0               0           n/a        n/a           n/a         n/a
Bradley A. Palser       20,000             100          4.00    11/5/02       102,000     128,800
David P. Faulkner            0               0           n/a        n/a           n/a         n/a
------------

(1) Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 5 year option term, using the exercise price of each option as the beginning value. The real value of the options depends on the actual appreciation of the value of the Company's common stock. These numbers do not reflect the Company's estimates of future stock price growth and no assurance exists that the price of the Company's common stock will appreciate at the rates assumed in the table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities
                             Shares                        Underlying Unexercised           Value of Unexercised
                           Acquired                        Options at                       In-the-Money Options at
                         On Exercise      Value            Fiscal Year-End(#)               Fiscal Year-End ($)
Name                          (#)         Realized ($)   Exercisable   Unexercisable      Exercisable   Unexercisable
----                     -----------      ------------   -----------   -------------      -----------   -------------
Paul A. Bilzerian         3,600,000(1)     18,737,500            0              0                0             0
Robert H. Reback                  0                 0       60,000         60,000                0             0
David P. Faulkner                 0                 0       50,000        100,000                0             0
Bradley A. Palser                 0                 0            0         20,000                0             0

(1) Excludes 2.4 million shares of Cimetrix common stock held by the Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the Benefit of Adam J. Bilzerian and Dan B. Bilzerian. Paul A. Bilzerian and Terri L. Steffen disclaim any beneficial ownership of these shares. The Trust is irrevocable and has independent trustees responsible for the affairs of the Trust.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Board of Directors reviewed and approved the compensation and fringe benefits for the Company's officers, consisting of approximately nine persons. The Board evaluates the performance of all officers, including the President and Chief Executive Officer, and administers the Company's compensation program for officers.

Compensation Philosophy

     The  Company's  compensation   philosophy  for  officers  conforms  to  its
compensation philosophy for all employees generally. The Company's compensation is designed to:

         o Provide compensation comparable to that offered by companies with similar business, allowing the Company to successfully attract and retain the employees necessary to its long-term success.

         o Provide compensation that rewards individual achievement and differentiates among employees based upon individual performance.

         o Provide incentive compensation that varies according to both the Company's success in achieving its performance goals and the employee's contribution to that success; and

         o Provide an appropriate linkage between employee compensation and the creation of shareholder value through awards that are tied to the Company's financial performance and by facilitating employee stock ownership.

In furtherance of these goals, the Company's officers' compensation comprises salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various fringe benefits, including medical benefits and a 401(k) savings plan.

Salaries

         The Board of Directors reviewed the salaries of all the officers of the Company for fiscal year 1997. The Board of Directors made salary decisions concerning the officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the software industry and other comparable companies. Second, the Board of Directors considered each officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Board of Directors considered the Company's financial performance and its ability to absorb any increases in salaries.

Bonuses

         Each officer is eligible to receive an annual cash bonus that is generally paid pursuant to an incentive compensation formula established at the beginning of a year in connection with the preparation of the Company's operating budget for the year. In formulating decisions with respect to cash bonus awards, the Board of Directors evaluates each officer's role and responsibility in the Company and other factors that the Board deems relevant to motivate each officer to achieve strategic performance goals.

Stock Options

         The Company has a stock option plan that is designed to align the interests of the shareholders and the Company's officers in the enhancement of shareholder value. Stock options are granted under the plan by an administrative committee comprising disinterested members of the Board of Directors. In general, stock options are granted at an exercise price not lower than the fair market value of the Company's Common Stock on the date of grant. In formulating its recommendations to the administrative committee for the stock option plan, the Board of Directors evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility. To encourage long-term performance, the stock options granted in fiscal year 1997 vest ratably over a two-year period and expire up to five years after the date of grant.

Chief Executive Officer Compensation

         The total compensation of the President and Chief Executive Officer for fiscal year 1997 was based on a contract between the Company and Bicoastal Holding Company, which was approved by the shareholders on May 31, 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 8, 1995, the Company renegotiated its contract with Bicoastal Holding Company, an affiliate of Paul A. Bilzerian, the President, Chief Executive Officer and a director of the Company, in order to retain Mr. Bilzerian's services. Under the terms of the contract, Bicoastal Holding Company was paid $4,167 per month until March 31, 1997. In addition, Mr. Bilzerian had rent-free use of the Company's residence in Provo, Utah from August, 1995 until June, 1996.

         On April 15, 1997, the Company entered into another agreement with Bicoastal Holding Company providing for the continued services of Paul A. Bilzerian and his wife, Terri L. Steffen. The agreement provides that the Company is to pay Bicoastal Holding Company for their services at the rate of $10,000 per month for Mr. Bilzerian's services and $4,000 per month for Ms. Steffen's services until March 21, 1999. The Company has the right to terminate the employment arrangement at the end of any month.

         On January 23, 1998, the Board of Directors approved the lease of a home in Sandy, Utah for $2,700 per month for the purpose of inducing Mr. Bilzerian to temporarily relocate his family to Utah for a significant portion of the year. The term of the lease is from January 10, 1998 through December 31, 1998, with two six-month renewal options. The Company also agreed to pay all of Mr. Bilzerian's living expenses related to the temporary relocation.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. For the fiscal year 1997, the Company's officers and directors, through an oversight, filed late Form 3 reports. The Company believes that its officers and directors are otherwise current in their 16(a) reporting requirements.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Company's common stock (exclusive of options or warrants), as of April 20, 1998, for (i) each executive officer of the Company; (ii) each director of the Company; and (iii) each beneficial owner of more than 5% of the Company's common stock; and (iv) all executive officers and directors as a group:

Name of Person of Group            Number of Shares                  Percent of
                                                                     Ownership
-----------------------            ----------------                  ----------
Paul Bilzerian                         3,000,000(1)                      12.4%
16229 Villarreal De Avila
Tampa, Florida  33613

Bilzerian Irrevocable Trust            2,400,000(2)                       9.9%
400 North Tampa Street
Tampa, Florida  33602

Lincoln and Linda Dastrup              1,925,950                          8.0%
871 Osmond Lane
Provo, Utah  84604

Douglas A. Davidson                       55,000                          0.2%
4506 Silver Wing Ct.
Castle Rock, CO 80104

Dr. Lowell K. Anderson                    49,450                          0.2%
2842 North Foothill Drive
Provo, UT 84604

Dr. Ron Lumia                              1,500                             *
443 Live Oak Loop NE
Albuquerque, NM 87122

Robert H. Reback                           1,000                             *
600 Daybreaker Drive
Park City, UT 84098

Randall A. Mackey                              -                             *
1474 Harvard Ave
Salt Lake City, UT 84105

Bradley A. Palser                              -                             *
1416 West 690 South
Orem, UT 84058

David P. Faulkner                              -                             *
8803 South Willow Green Drive
Sandy, UT 84093


Officers and Directors (8 persons)     3,106,950                          12.9%
---------------------------------
*     Less than 1%.

(1) Overseas Holdings Limited Partnership, a Nevada limited partnership (whose general partner is Bicoastal Holding Company, a Cayman Islands corporation, and whose limited partner is the Paul A. Bilzerian and Terri L. Steffen 1995 Revocable Family Trust), owns 3,000,000 shares of Cimetrix common stock. The Paul A. Bilzerian and Terri L. Steffen 1995 Revocable Family Trust is the beneficial owner of all the stock of Bicoastal Holding Company. Terri L. Steffen is the wife of Paul A. Bilzerian and is a beneficiary of the Paul A. Bilzerian and Terri L. Steffen 1995 Revocable Family Trust and, therefore, is also deemed to be the beneficial owner of 3,000,000 shares of Cimetrix common stock. The number of shares indicated for Mr. Bilzerian excludes proxies to vote 1,978,012 shares held by W. Keith Seolas and family members pursuant to an agreement between the Seolas family and Mr. Bilzerian executed on March 22, 1994 and amended on August 9, 1995. Mr. Bilzerian holds the irrevocable proxies to vote these shares for directors and on most ordinary matters presented to shareholders, but not extraordinary matters, such as mergers, sales, or dissolution. Mr. Bilzerian's proxies expire on December 31, 1998. Ownership of the shares held by W. Keith Seolas and his family members are in dispute with the Company. The number of shares indicated for Mr. Bilzerian also excludes shares held by the Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust (see footnote 2 below).

(2) The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the Benefit of Adam J. Bilzerian and Dan B. Bilzerian owns 2.4 million shares of Cimetrix common stock. Adam J. Bilzerian and Dan B. Bilzerian are the sons of Paul A. Bilzerian and Terri L. Steffen. Paul A. Bilzerian and Terri L. Steffen disclaim any beneficial ownership of this stock. The Trust is irrevocable and has independent trustees responsible for the affairs of the Trust.

                                 PROPOSAL NO. 2

                 TO APPROVE THE CIMETRIX 1998 STOCK OPTION PLAN

         On January 23, 1998, the Board of Directors approved the Company's 1998 Stock Option Plan (the "98 Plan") which became effective January 1, 1998, subject to shareholder approval. The 98 Plan provides for the grant to directors, officers, and employees of the Company of options to acquire up to 2,000,000 shares of the Company's common stock. The 98 Plan is an incentive stock option plan within the meaning of section 422 of the Internal Revenue Code and is intended to replace the Company's 1994 Stock Option Plan. In order to participate in the 98 Plan, an employee must return all of the options that he or she received under the 1994 Stock Option Plan. At the Annual Meeting of Shareholders, the shareholders are being asked to consider and approve the adoption of the 98 Plan. The essential features of the 98 Plan are summarized below. A copy of the 98 Plan is attached hereto as Exhibit 1.

Purpose

         The purpose of the 98 Plan is to promote the interests of the Company and its shareholders by enabling the Company to attract and retain, on a long-term basis, directors, key executives and employees by providing them with significant proprietary incentives based on the Company's long-term success. The Company's 1994 Stock Option Plan authorized up to 2,500,000 options to be issued, all of which expire by December 31, 1999. In addition, the Company has issued warrants to purchase 450,000 shares to its former advisory panel members, warrants to purchase 330,000 shares to David L. Redmond, its former Chief Financial Officer, and warrants to purchase 829,000 shares to purchasers of the Company's Senior Notes. Over the period from January 1, 1998 to December 31, 1999, the Company expects to reduce the total amount of options and warrants authorized and outstanding by approximately 1,300,000. In January, 1998, Mr. Redmond returned all of his 330,000 warrants to the Company. In addition, the Company does not intend to grant 450,000 of the 2,000,000 options authorized under the 98 Plan unless the 450,000 warrants granted to the former advisory panel members expire without being exercised on September 30, 1999.

Eligibility

         The 98 Plan provides that options may be granted to any employee of the Company. The committee selects the participants and determines the number of shares to be subject to each option. In making such determinations, the participant's duties and responsibilities, present and potential contributions to the Company's success, and other relevant factors are considered.

Option Terms

         The terms of options granted are determined by the committee. Each option is evidenced by a stock option agreement between the Company and the participant. Each option is also subject to the following terms and conditions:

     (a) Vesting Schedule. 25% of the option vests one year after the grant date, and the remainder vests over the following three years, subject to the acceleration upon certain changes in control of the Company. The committee can alter this vesting schedule in a particular option agreement. An option is exercised by giving written notice to the Company, specifying the number of shares to be purchased and tendering to the Company the full purchase price plus any tax withholding liability the Company may incur upon exercise. The exercise price will be payable in cash or such other form of consideration as the committee approves.
                                      -10-

         (b) Exercise Price. The exercise price of options granted under the 98 Plan is determined by the committee and must be not less than 100% of the closing trade price of the Company's stock on the date the option is granted. Exercise prices are normally higher than the market price of the Company's stock at the grant date. The Company's stock price was $1.8125 on March 31, 1998. The Company has no present intention of granting options below $2.50.

         (c) Termination of Employment. If an optionee's employment relationship with the Company is terminated for reasons other than death or disability, options held by such person cease to be exercisable ninety days after the employee ceases to be an employee of the Company.

         (d) Termination of Options. Unless otherwise provided in the option agreement, all options granted will expire five years after their grant dates.

         (e) Nontransferability of Options. Except in the event of death, an option is not transferable by an optionee. It is exercisable only by the optionee during the optionee's lifetime, and only by his heirs or executors following his death.

Changes in Control

         If the Company sells all or substantially all its assets or is acquired in a merger, tender offer transaction, or another type of reorganization, the options will fully vest and become exercisable immediately prior to such transaction.

         The Board of Directors has adopted the Company's 1998 Stock Option Plan and recommends a vote FOR approval of the 1998 Plan.

                                PERFORMANCE GRAPH

         The following graph shows a comparison of the three year cumulative total return for the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Stocks Index, assuming an investment of $100 on December 1, 1994. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (December 1, 1994 to December 31, 1997) by the price of the Company's Common Stock at the beginning of the measurement period.


                               [GRAPHIC OMITTED]

                                  ANNUAL REPORT

         A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1997, 1996 and 1995, is being mailed with this Proxy Statement to shareholders of record on the Record Date.

                              INDEPENDENT AUDITORS

         Tanner & Company served as the Company's independent auditors for 1997. One or more representatives of Tanner & Company are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 1999 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 1999. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

                                        By Order of the Board of Directors,

                                        /s/ Riley G. Astill
                                        ---------------

                                        Riley G. Astill
                                        Vice President of Finance and Secretary

Salt Lake City, Utah
April 20, 1998

                                    EXHIBIT 1

                              CIMETRIX INCORPORATED
                        1998 INCENTIVE STOCK OPTION PLAN
                               (Corrected Version)

         Cimetrix Incorporated establishes the following 1998 Incentive Stock Option Plan for the exclusive benefit of its eligible employees:

                                    ARTICLE I
                           PURPOSE AND INTERPRETATION

         1.1 Purpose. The purpose of this Plan is to further the interests of the Company and its shareholders by providing incentives in the form of Stock Options to key employees who contribute materially to the success and profitability of the Company. The Plan will enable the Company to attract and retain key employees, to reward outstanding individual contributions, and to give selected key employees an interest in the Company parallel to that of its shareholders, thus enhancing their proprietary interest in the Company's continued success and progress.

         1.2 Definitions. As used in this Plan, the following capitalized terms have the respective definitions attributed to them:

                "Administrative Committee" means the Board of Directors or any Board Committee to whom the Board of Directors has delegated the administration of this Plan pursuant to section 2.1.

                "Affiliate" means a Subsidiary, a parent corporation of the Company, or a corporation of which 50% or more of the total combined voting power of all classes of its stock is owned directly or indirectly by a parent corporation of the Company.

                "Board Committee" means any committee of Company directors appointed by the Board of Directors pursuant to section 2.1 to administer this Plan.

                "Board of Directors"means the Board of Directors of the Company.

                "Change in Control" means any of the following: (a) the shareholders of the Company approve a plan of dissolution or complete liquidation of the Company (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person other than the Company, a Subsidiary, or an affiliate of Paul A. Bilzerian (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest (unless the transaction is subsequently abandoned or otherwise fails to occur); or (c) the shareholders of the Company approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which more than 50% of the outstanding Shares are or will be exchanged for, or converted into, cash or securities of another corporation other than a Subsidiary or an affiliate of Paul A. Bilzerian, unless the transaction is subsequently abandoned or otherwise fails to occur, and unless immediately after the transaction the former shareholders of the Company beneficially own more than 50% of the combined voting power of all the outstanding securities of a publicly traded corporation that directly or indirectly through one or more subsidiaries beneficially owns all or substantially all the consolidated assets of the Company and its subsidiaries or more than 50% of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors.

                  "Company" means Cimetrix Incorporated, a Nevada corporation and the sponsor of this Plan.

                  "Date of Grant" means, with respect to any particular Stock Option, the date when the Board of Directors or the Administrative Committee authorizes the grant of the Stock Option to the Participant.

                  "Employee" means a person who is employed by the Company or any Subsidiary on a full-time, salaried basis for at least 40 hours each week, and, in addition, any officer or director of the Company.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the United States Securities and Exchange Commission promulgated under that act.

                  "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

                  "Market Value" means, as of any particular determination date, the fair market value of a Share determined as follows: (a) if the Shares are not traded in the Nasdaq Stock Market or on a United States national securities exchange, the mean arithmetic average (rounded to the nearest whole cent) of the daily high bid and low asked quotations per Share in the over-the-counter market for the three trading days immediately preceding the determination date, as reported on the OTC Bulletin Board or in the pink sheets published by the National Quotations Bureau, Incorporated, or (b) if the Shares are traded in the Nasdaq Stock Market, the mean arithmetic average (rounded to the nearest whole cent) of the high bid and low asked prices per Share quoted in the National Association of Securities Dealers Automated Quotation System for the last trading day before the determination date, as reported in The Wall Street Journal or another source that the Administrative Committee considers reliable, or (c) if the Shares are traded on a United States national securities exchange, the closing sales price reported on the exchange for the last trading day before the determination date, as reported in The Wall Street Journal or another source that the Administrative Committee considers reliable.

                  "Option Agreement" means the agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant's Stock Option.

                  "Option Year" means, with respect to a Stock Option granted under this Plan, a period of 12 consecutive months beginning on its Date of Grant or an anniversary of its Date of Grant.

                  "Participant" means an Employee who is selected by the Administrative Committee to receive a Stock Option pursuant to this Plan, in the person's capacity as a participant under the Plan.

                  "Plan" means this 1998 Incentive Stock Option Plan of Cimetrix Incorporated, as originally adopted and as subsequently amended, modified, or supplemented in accordance with its terms.

                  "Proprietary Property" means all ideas, plans, methods, discoveries, inventions, developments, improvements, trade secrets, intellectual property, and other proprietary data, knowledge, and information that a Participant solely or jointly knows, creates, conceives, develops, or reduces to practice while employed by the Company or any Subsidiary and that directly or indirectly benefits, relates to, or is connected in any way with, the Participant's employment with the Company or a Subsidiary, or any process, product, formula, business, facility, research, equipment, machinery, technique, experiment, computer program, software, source code, or user interface screen or other development of the Company or any Subsidiary.

                  "Securities Act" means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the United States Securities and Exchange Commission promulgated under that Act.

                  "Shares" means shares of the Company's common stock, $.0001 par value per share, or any securities issued in exchange or substitution for those shares pursuant to a transaction described in section 5.1.

                  "Stock Option" means an option to purchase Shares from the Company that is granted to a Participant pursuant to this Plan and is intended to qualify as an incentive stock option, as defined in section 422 of the Internal Revenue Code, as in effect on the Date of Grant of the option.

                  "Subsidiary" means a corporation of which 50% or more of the total combined voting power of all classes of its stock is owned directly or indirectly by the Company and includes any corporation that qualifies as a Subsidiary corporation as defined in section 424(f) of the Internal Revenue Code.

         1.3 Other Recurring Words. As used in this Plan, (a) the word "or" is not exclusive, (b) the words "consent" and "approval" are synonymous, (c) the word "including" is always without limitation, (d) words in the singular number include words in the plural number and vice versa, and (e) the following uncapitalized words and terms have the respective meanings ascribed to them:

                  "affiliate" has the meaning attributed to it in Rule 12b-2 under the Exchange Act.

                  "beneficial owner" has the meaning attributed to it under Rule 13d-3 under the Exchange Act, and the terms "beneficially owned" and "beneficial ownership" have the same meaning as "beneficial owner".

                  "business day" has the meaning attributed to it in Rule  14d-1
         (c)(6) under the Exchange Act.

                  "disability" means a total and permanent disability as defined in section 22(e)(3) of the Internal Revenue Code.

                  "group" has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act and includes two or more persons who agree to act in concert for the purpose of voting, acquiring, or holding any securities of the Company or any Subsidiary.

                  "parent corporation" has the meaning attributed to that term in section 424(e) of the Internal Revenue Code.

         1.4 Headings and References. The headings preceding the text of the articles and sections of this Plan are solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Plan to a section refers to a section of this Plan.

         1.5 Limitation of Rights. Nothing in this Plan, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person (other than the Participants and their respective heirs, guardians, and personal representatives) any claim, right, remedy, or privilege under or because of this Plan or any provision of it, except that every member of the Administrative Committee is a third-party beneficiary of the provisions of sections 2.2 and 2.4. An employee of the Company or any Subsidiary does not have any claim or right to participate in this Plan, and the grant of a Stock Option to a Participant does not create or extend any right of the Participant to continue to serve as an employee of the Company or any Subsidiary, to participate in any other stock option or employee benefit plan of the Company or any Subsidiary, or to receive the same employee benefits as any other employee of the Company or any Subsidiary. Furthermore, an employee's selection as a Participant does not restrict in any way the right of the Company or a Subsidiary to terminate at any time the Participant's employment with it either at will or as provided in any written employment agreement between it and the Participant.

         1.6 Governing Law. The validity, construction, enforcement, and interpretation of this Plan are governed by the laws of the State of Utah and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

                                   ARTICLE II
                               PLAN ADMINISTRATION

         2.1 Administrative Committee. This Plan will be administered by the Board of Directors, or, at its election, the Board of Directors may delegate administration of this Plan to a Board Committee consisting of two or more directors who are appointed by the Board of Directors and satisfy the criteria described below. The members of the Board Committee will serve for unspecified terms at the discretion of the Board of Directors. The Board of Directors has the exclusive power to increase or decrease the size of the Board Committee, appoint additional members of the Board Committee, remove a member of the Board Committee (as such) at any time, with or without cause, and appoint a successor to fill any vacancy on the Board Committee.

         The Board of Directors shall not appoint as a member of the Board Committee any director who (a) is an officer or employee of the Company, any Subsidiary, or any parent corporation of the Company or who does not qualify as an "outside director" for purposes of section 162(m) of the Internal Revenue Code, (b) receives directly or indirectly from the Company, and Subsidiary, or any parent corporation of the Company a dollar amount of compensation for services rendered as a consultant or in any capacity other than as a director for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, (c) possess an interest in any other transaction to which the Company or any Subsidiary was or will be a party and for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, or (d) has a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act. If the Board of Directors is unable to appoint a Board Committee comprising two or more directors who satisfy the foregoing criteria, or if the Administrative Committee ceases at any time to comprise directors who satisfy those criteria, the Board of Directors shall serve as the Administrative Committee for this Plan, and all grants of Stock Options under this Plan must be approved by the Board of Directors.

         2.2 Power and Authority. Subject to compliance with all applicable rules and regulations of any relevant authorities, including stock exchanges and the Securities and Exchange Commission, the Administrative Committee has the exclusive power and authority, and the sole and absolute discretion, to do the following: (a) construe and interpret this Plan; (b) select the Employees who will be Participants in this Plan; (c) adopt, amend, and rescind forms, rules, procedures, and regulations relating to this Plan (all of which must be approved by the Board of Directors if a Board Committee serves as the Administrative Committee); (d) grant Stock Options under the Plan, either conditionally or unconditionally; (e) determine when Stock Options will be granted under the Plan; (f) determine the number of Shares subject to each Stock Option; (g) determine the Market Value of a Share in accordance with the provisions of this Plan; (h) determine the terms and conditions of each Stock Option, including the exercise price (which must comply with section 3.4), the methods of exercising the Stock Option, the methods for payment of the exercise price, the time or times when the Stock Option will become exercisable and the duration of the exercise period (which must not exceed the limitations specified in section 3.4), the conditions under which the Stock Option will vest and become exercisable, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Stock Option or any Shares purchased pursuant to it; (i) determine the consideration for the grant of each Stock Option and the consideration to be paid for Shares purchased pursuant to a Stock Option, which may consist of cash, other Shares, or any combination of the foregoing; (j) to approve and recommend amendments to the Plan for adoption by the Board of Directors and (if necessary or desirable) the shareholders of the Company; (k) to authorize any officer or director of the Company to execute in the name and on behalf of the Company any agreement, certificate, instrument, or other document required to carry out the purposes of this Plan; (l) to engage the services of any agent, expert, or professional advisor in furtherance of the Plan's purposes; (m) to amend any outstanding Option Agreement, subject to complying with applicable legal restrictions and obtaining the approval of the Participant who is a party to the Option Agreement; and (n) to take all other actions, and make all other determinations, that are advisable or necessary for the Plan's administration. In the absence of fraud or mis take, any action, decision, interpretation, or determination by the Administrative Committee will be final and binding on all persons.

         The Board of Directors may reserve to itself any of the power and authority conferred on the Administrative Committee, and it may exercise all the power and authority of the Administrative Committee at any time to the exclusion of any Board Committee. All references in this Plan to the Administrative Committee include the Board of Directors whenever it is exercising the power and authority of the Administrative Committee.

         2.3 Approval Procedures. All actions and determinations of the Administrative Committee must be unanimous, unless the Board of Directors is exercising the power and authority of the Administrative Committee. All actions and determinations of the Board of Directors with respect to this Plan must be approved in the manner provided by the Company's Bylaws and applicable corporate law. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of the requisite number of members of the Administrative Committee at a meeting, or (b) a written consent signed by the requisite number of members of the Administrative Committee.

         The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last director whose signature is neces sary to validate it, and will be valid if it is executed before, after, or concurrently with the action or determina tion to which it applies.

         2.4 Indemnification. A member of the Administrative Committee is not liable for, and the Company releases each member of the Administrative Committee from all liability for, any punitive, incidental, compensatory, consequential, or other damages or obligation to the Company or any Employee, Participant, or other person for any act or omission by the member of the Administrative Committee, or by any agent, employee, professional advisor, or other expert used or engaged by the Administrative Committee, if the act or omission does not constitute gross negligence or willful misconduct and is done or omitted in good faith, on behalf of the Company, and in a manner reasonably believed by the member of the Administrative Committee to be both in the best interests of the Company and within the scope of the authority granted to the Administrative Committee by this Plan. The Company shall indemnify each member of the Administrative Committee, and shall reimburse the member from the Company's assets, for any cost, loss, damage, expense, or liability incurred by the member by reason of any act or omission for which the member is released from liability pursuant to this section.

                                   ARTICLE III
                         STOCK OPTIONS AND PARTICIPANTS

         3.1 Stock Option Awards. The Administrative Committee may grant Stock Options to eligible Employees, Officers or Directors from time to time pursuant to the provisions of this Plan. Every Stock Option granted under this Plan is intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code. In addition, every Stock Option granted to an Employee, Officer or Director must be evidenced by an Option Agreement between the Company and the Employee, Officer or Director that will be subject to all the applicable terms and conditions of this Plan and may contain additional terms and conditions that are not inconsistent with the provisions of this Plan and are determined by the Administrative Committee to be desirable or appropriate. The provisions of each Option Agreement need not be identical.

         3.2 Participants. Every Employee, Officer and Director is eligible to be selected by the Administrative Committee to participate in this Plan. The Administrative Committee's designation of an Employee, Officer and Director as a Participant at any particular time does not require the Administrative Committee to designate that Employee, Officer and Director to receive any Stock Options at any other time or to receive the same Stock Options as any other Participant at any time. The Administrative Committee may consider factors that it considers pertinent in selecting Participants and in determining the terms and conditions of Stock Options awarded to them, including the following: (a) the consolidated financial condition of the Company; (b) the expected net income of the Company for the current or future years; (c) the contributions of an Employee to the success and profitability of the Company; and (d) the adequacy of the Employee's other compensation. The Administrative Committee may award Stock Options to an Employee even if Stock Options previously were granted to the Employee under this or another plan of the Company or an Affiliate, and whether or not the previously granted benefits have been fully exercised. An Employee who participates in another benefit plan of the Company or an Affiliate also may participate in this Plan.

         3.3 Limitations on Option Shares. The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 2,000,000. This amount will be adjusted automatically in accordance with section 5.1. If a Stock Option lapses, expires, or is canceled, or terminated as a whole or in part for any reason other than its exercise, the Shares subject to the unexercised portion of that Stock Option (or the part of it so canceled or terminated) will be available for the future grant of Stock Options under this Plan.

         If a Participant pays the exercise price for Shares purchased pursuant to the exercise of a Stock Option by delivering to the Company previously acquired Shares or by instructing the Company to withhold from the number of Shares issuable on exercise of the Stock Option a number of Shares sufficient to pay all or any portion of the total exercise price, the number of Shares available for future grants of Stock Options under this Plan will be reduced only by the net amount of Shares issued in connection with the exercise of the Stock Option (that is the number of Shares issuable pursuant to the exercise of the Stock Option, less the number of Shares retained by, or delivered to, the Company in payment of the exercise price).

         3.4 Exercise Price and Dates. The purchase price for each Share issuable pursuant to the exercise of a Stock Option must be not less than the Market Value of a Share on the Date of Grant of the Stock Option. Every Stock Option must expire not later than ten years after its Date of Grant, and, except as otherwise provided in sections 4.4 and 5.2 or in the Option Agreement, it will expire on the 90th day following the date when the Participant ceases to be an Employee. However, if a Participant owns (within the meaning of section 422(b)(6) of the Internal Revenue Code) at the time when a Stock Option is granted to the Participant stock representing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, any Subsidiary, or any parent corporation of the Company, then: (a) the Stock Option must expire not later than five years after its Date of Grant; and (b) the exercise price of the Stock Option must be not less than 110% of the Market Value of a Share on the Date of Grant of the Stock Option.

         Stock Options are not exercisable until they have been accepted by the Participant. An award of a Stock Option to a Participant will be canceled automatically if the Participant does not accept the award within 30 calendar days following the date when the Participant is given written notice of the award. Unless a Participant's Option Agreement expressly provides otherwise, every Stock Option will be exercisable in serial increments after each Option Year as follows:

    Percentage Exercisable
      After Option Year                  Per Option Year            Cumulatively

              1                                25%                       25%
              2                                25%                       50%
              3                                25%                       75%
              4                                25%                      100%

         In no event, however, is any Stock Option permitted to be exercisable during the first six months after its Date of Grant or during the first Option Year for more than 20% of the Shares subject to the Stock Option. Subject to the foregoing limitations, the Administrative Committee may impose on an award of a Stock Option any terms and conditions that it determines to be desirable, including performance criteria, forfeiture provisions, and additional or different vesting conditions. Extension of the expiration date of a Stock Option is not permitted. In calculating the stock ownership of any person for purposes of the foregoing, the attribution rules of section 424(d) of the Internal Revenue Code will apply.

         3.5 Incentive Stock Option Conditions. Notwithstanding anything in this Plan or any Option Agreement to the contrary, every Stock Option must satisfy the following requirements:

                  (a) The Stock Option must be designated as an incentive stock option by the Administrative Committee when it is granted;

                  (b) This Plan must be approved by the shareholders of the Company within 12 months before or after its effective date;

                  (c) The maximum number of Shares subject to any Stock Options granted to a Participant must not result in the Participant having the right to exercise for the first time during any one calendar year, under all incentive stock options granted to the Participant under all benefit plans of the Company, its Subsidiaries, and any parent corporation of the Company, options to purchase Shares having a Market Value in excess of $100,000 (determined as of the date of grant of each incentive stock option); and

                  (d) The Incentive Option must satisfy all conditions and requirements imposed by the Internal Revenue Code for incentive stock options and any policies adopted by the Administrative Committee with respect to incentive stock options.

         If a Stock Option is granted for a number of Shares having an aggregate Market Value on the Date of Grant in excess of $100,000, then, notwithstanding anything in this or the relevant Option Agreement to the contrary, the Stock Option will be exercisable in each calendar year as to only that number of Shares having a Market Value on the Date of Grant of not more than $100,000. However, the number of Shares as to which a Stock Option is exercisable in any one calendar year is cumulative, so, if the Stock Option is not exercised to the fullest extent allowed in any one calendar year, the unexercised portion will accumulate and carry forward to ensuing years.

         For example, if in 1998, the Company were to grant an Employee a Stock Option to purchase 100,000 Shares at an exercise price of $5.00 per share (which was the then current Market Value), the Stock Option would be exercisable with respect to only 20,000 Shares during 1998, and the Stock Option would become exercisable with respect to 20,000 additional Shares in each successive year (1999 through 2002). If the Participant elected to purchase only 10,000 Shares pursuant to the Stock Option during 1998, the Participant could purchase up to 30,000 Shares in 1999, and, if no additional purchases were made in 1999, the Participant could purchase up to 50,000 Shares in 2000 (carry forward of 10,000 Shares from 1998 and 20,000 Shares from 1999; plus 20,000 Shares in 2000).

         3.6. Nontransferability of Stock Options. A Participant is prohibited from transferring a Stock Option, any interest in it, or any right under an Option Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Stock Option and the Participant's rights under it and the related Option Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Stock Option by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under the related Option Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.

                                   ARTICLE IV
                            EXERCISE OF STOCK OPTIONS

         4.1 Exercise Method. Subject to limitations imposed by this Plan and the Option Agreement, a Participant may exercise a Stock Option as a whole or in part in increments of at least 100 shares at any time and from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant's subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. A Stock Option must be exercised for a number of whole Shares and is not exercisable for a fraction of a Share.

         To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any and all other reasonable requirements established by the Administrative Committee for the exercise of Stock Options. The exercise date of a Stock Option will be the date when (i) the Company has received the written notice of exercise and full payment of the exercise price,
(ii) the Participant has paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and (iii) any and all other requirements of exercise established by the Administrative Committee have been satisfied.

         4.2 Payment of Exercise Price. A Participant may pay all or any part of the exercise price and any applicable tax withholding for any Shares to be purchased pursuant to exercise of a Stock Option by any combination of the following methods:

                  (a) By bank draft, money order, or personal check payable to the order of the Company; or

                  (b) To the extent approved in advance by the Administrative Committee, by delivering to the Company a copy of irrevocable instructions that have been provided by the Participant to a financial institution or a securities broker-dealer to pay promptly to the Company all or a portion of the proceeds from either a sale of the Shares to be purchased pursuant to the exercise of the Stock Option or a loan to be secured by a pledge of all or a portion of those Shares.

         Shares that are transferred to, or withheld by, the Company in payment of the exercise price or any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option, as determined pursuant to section 4.1. The foregoing provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved in advance by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment of the exercise price of a Stock Option and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares sub ject to a Stock Option until a certificate representing those Shares has been delivered to the person exercising the Stock Option.

         4.3 Tax Withholding. The Administrative Committee, in its sole discretion, may require a Participant to pay to the Company when the Participant exercises a Stock Option the amount (if any) that the Company considers necessary to satisfy its legal obligation to withhold any local, state, or federal taxes (including FICA, income, and Medicare taxes) imposed by any governmental authority as a result of the exercise of the Stock Option, and the Company may defer delivery of any Shares purchased pursuant to the Stock Option until it has been paid or indemnified to its satisfaction for those taxes. A Participant may pay to the Company any requisite tax withholding by any of the methods of payment authorized for payment of the exercise price for Shares purchased pursuant to the Stock Option.

         If an exercise of a Stock Option does not give rise to any tax withholding obligation on the date of exercise but is reasonably expected to do so at a future time, the Administrative Committee (in its sole discretion) may require the Participant to place the Shares purchased pursuant to the Stock Option in escrow for the benefit of the Company until tax withholding is required for the amounts included in the Participant's gross income as a result of the Participant's exercise of the Stock Option. At that time, the Administrative Committee (in its discretion) may require the Participant to pay to it an amount that it considers sufficient to satisfy the tax withholding obligation incurred by it as a result of the Participant's exercise of the Stock Option, in which case the Company shall promptly release to the Participant the escrowed Shares.

         4.4 Exercise Conditions. A Participant may exercise a Stock Option only if the Participant has been in the continuous employment of the Company or a Subsidiary during the period beginning on the Date of Grant of the Stock Option and ending on the 90th day before the exercise date. The Administrative Committee may decide to what extent bona fide leaves of absence for illness, temporary disability, govern ment or military service, or other reasons will constitute an interruption of continuous employment. Each Stock Option is exercisable during the life of the Participant only by the Participant or the Participant's guardian.

         A Stock Option expires and ceases to be exercisable on the 90th day after the Participant to whom it was granted ceases to be an Employee, except as otherwise provided in this Plan and in the Option Agreement. If a Participant's employment with the Company or a Subsidiary is terminated (voluntarily or involuntarily), the Participant may exercise her or his Stock Option within 90 calendar days following the date of termination of employment. If a Participant dies or ceases to be an Employee because of a disability at a time when the Participant is entitled to exercise a Stock Option, the Stock Option will continue to be exercisable for one year (365 days) after the Participant's death or disability by the Participant or the Participant's guardian (in the case of disability) or the Participant's heir or personal representative (in the case of death).

         Notwithstanding the foregoing, a Stock Option is never exercisable later than its stated expiration date. After the death, disability, or termination of employment of a Participant, a Stock Option of the Participant will be exercisable only with respect to the number of Shares (if any) that could have been exercised as of the date when the Participant ceased to be an Employee (subject to any adjustment required by section 5.1). A Stock Option will terminate to the extent that it ceases to be exercisable for any of the Shares subject to it.

         4.5 Inventions. While employed by the Company or any Subsidiary and within 30 days after the termination date of a Participant's employment with the Company or any Subsidiary, every Participant fully and promptly shall disclose in writing to the Company, and hold in trust for the sole right and benefit of the Company, all Proprietary Property, whether or not any of the Proprietary Property is patentable, capable of copyright or trademark registration or is created, conceived, developed, or reduced to practice during normal working hours, at the request of the Company or any Subsidiary, or before or after the execution date of this Agreement.

         In furtherance of the foregoing, a Participant shall assign to the Company all of the Participant's right, title, and interest in and to all Proprietary Property. While employed by the Company or any Subsidiary and at all times thereafter, each Participant shall do all things, and execute all documents, including applications for patents, copyrights, and trademarks and for renewals, extensions, and divisions thereof, as the Company reasonably may request to carry out the intent and purposes of this section. If the Company is unable for any reason whatsoever to obtain a Participant's signature or assistance, the Participant irrevocably appoints the Company and each of its duly authorized officers as the Participant's agent and attorney-in-fact, with full power of substitution, to sign, execute, and file in the name and behalf of the Participant any document required to prosecute or apply for any foreign or United States patent, copyright, trademark, or other proprietary protection, including renewals, extensions, and divisions, and to do all other lawful acts and things to further the issuance or prosecution of a patent, copyright, trademark, or other proprietary protection, all with the same legal force and effect as if done or executed by the Participant.

         4.6 Reservation, Listing, and Delivery of Shares. The Company shall reserve from its authorized but unissued Shares and keep available until the termination of this Plan, solely for issuance upon the exercise of Stock Options, the number of Shares issuable at any time pursuant to the exercise of Stock Options granted or available for grant under this Plan. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the exercise of each Stock Option. Also, if the Shares are traded in the Nasdaq Stock Market or on any United States national securities exchange, the Company, at its sole expense, shall reserve for quotation or listing on that market or exchange, upon official notice of issuance pursuant to the exercise of Stock Options, the number of Shares issuable at any time upon the exercise of Stock Options granted or available for grant under this Plan, and the Company shall maintain that listing until this Plan terminates.

         Promptly after a Stock Option is validly exercised, the Company shall issue and deliver to the order of the person who exercised the Stock Option a stock certificate representing that number of fully-paid and nonassessable Shares that were purchased pursuant to the exercise of the Stock Option, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the Market Value of one full Share as of the exercise date of the Stock Option. The Company shall pay all costs and excise taxes associated with the original issuance of stock certificates representing Shares purchased pursuant to the exercise of Stock Options.

         4.7 Legal Compliance. Stock Options are exercisable, and Shares are issuable under this Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock markets or exchanges on which the Shares are quoted or listed for trading. Any certificate representing Shares issued under the Plan will bear such legends and statements as the Administra tive Committee considers advisable to assure compliance with those laws, rules, and regulations. In addition, the Administrative Committee may require a Participant, as a condition to the grant or exercise of a Stock Option, to provide to the Company any agreements, representations, and warranties that, in the opinion of counsel for the Company, are desirable or necessary to comply with applicable laws and all rules and regulations of any stock market or exchange on which the Shares are traded or quoted, including a representation that the Shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others.

         A Stock Option is not exercisable, and the Company shall not issue any Shares under this Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the exercise of a Stock Option by an heir, guardian, or personal representative of a Partici pant, the Administrative Committee may require reasonable evidence of the person's legal ownership of the Stock Option and any consents and releases of governmental authorities as it determines are advisable.

                                    ARTICLE V
                              ADDITIONAL PROVISIONS

         5.1 Antidilution. If the Company does any of the following (a "Dilutive Event") at any time before the exercise or expiration of a Stock Option: (a) splits or subdivides its then-outstanding Shares into a greater or different number of Shares; (b) reduces the then-outstanding number of Shares by a reverse stock-split or by otherwise combining those Shares into a smaller number of Shares or as a result of the cancellation or return to the Company of Shares in settlement of any claim by the Company that the Shares were not validly issued or authorized or fully paid for; (c) effects any other capital adjustment, recapitalization, reorganization, or reclassification that has the effect of increasing or decreasing propor tionately the number of outstanding Shares then held by each shareholder; (d) distributes any of its assets to its shareholders pro rata as a partial liquidation or return of capital; or (e) declares, issues, or distributes to the holders of its Common Stock, without separate payment therefor, (i) a noncash dividend payable in any property or securities of the Company, including additional Shares, (ii) any cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; or (iii) any securities in exchange, conversion, or substitution for any of the Shares then outstanding, whether pursuant to a merger, split-up, spin-off, share exchange, consolidation, reorganization, recapitalization, reclassification, or otherwise; then, upon the subsequent exercise of a Stock Option after the record date for, or the occurrence of, each Dilutive Event, the Participant will be entitled to receive in exchange for the exercise price specified in the Stock Option, and in addition to (or in substitution for) the Shares otherwise issuable upon exercise of the Stock Option, the additional (or different) amount of Shares and other securities and property (including cash) resulting from the Dilutive Event that the Participant would have been entitled to receive if (A) the Participant had exercised the Stock Option on the Date of Grant (even if the Stock Option was not exercisable then) and had been the record owner of the number of Shares issuable pursuant to the Stock Option during the period beginning on that date and ending on the actual exercise date of the Stock Option, and (B) the Participant had retained all Shares and other securities and property (including cash) receivable by the Participant during that period, after giving effect to all the Dilutive Events that occurred during that period.

         The number of Shares issuable pursuant to Stock Options granted or available for grant under this Plan and the exercise price per Share of those Stock Options will be proportionately adjusted automatically to account for any increase or decrease in the number of issued Shares that occurs during the term of this Plan and results from a stock split, stock dividend, recapitalization, or other reduction, subdivision, or consolidation of Shares that proportionately increases or decreases the number or percentage of outstanding Shares then held by each shareholder of the Company, except for a repurchase of Shares by the Company in exchange for cash, Shares, or other property, but including the cancellation or return to the Company of Shares in settlement of any claim by the Company that the Shares were not validly issued or authorized or fully paid for.

         For example, if the Company were to effect a two-for-one stock split, the maximum number of Shares issuable pursuant to this Plan would be increased from 2,000,000 to 4,000,000, and the exercise price and number of Shares issuable under an outstanding Stock Option for 100 Shares at an exercise price of $5.00 per Share would be changed to 200 Shares at an exercise price of $2.50 per Share. Similarly, if the Company were to effect a one-for-ten reverse stock split, the maximum number of Shares issuable pursuant to this Plan would be decreased from 2,000,000 to 200,000, and the exercise price and number of Shares issuable under an outstanding Stock Option for 100 Shares at an exercise price of $5.00 per Share would be changed to 10 Shares at an exercise price of $50.00 per Share. No adjustment of the number of shares issuable pursuant to this Plan or upon exercise of a Stock Option will be made to account for the issuance by the Company of any shares of any class of stock other than as specifically provided above or of any securities that are convertible into Shares.

         5.2 Changes in Control. If a Change in Control occurs, every Stock Option that has been outstanding for at least six months since its Date of Grant will automatically become fully vested and exercisable in full, and any and all conditions and restrictions applicable to the Stock Option and the Shares issued pursuant to it will automatically lapse. The Company shall notify each Participant of the occurrence of any event that constitutes a Change in Control.

         If a Change in Control constitutes a dissolution or complete liquidation of the Company, then, notwithstanding anything to the contrary in this Plan or an Option Agreement, this Plan and every outstanding Stock Option will terminate immediately before the effective time of the dissolution of the Company and at 5:00 P.M., New York time, on the 15th business day after the date when the Company mails to all the Participants written notice that its shareholders have approved a plan of complete liquidation of the Company.


         If the Change in Control constitutes a merger, consolidation, reorganization, share exchange, or a negotiated tender offer or exchange offer, each Stock Option will be subject to the agreement between the Company and the acquiring corporation that governs the transaction. That agreement may provide for any of the following: (a) the assumption of outstanding Stock Options by the surviving corporation or its parent corporation; (b) the continuation of outstanding Stock Options, if the Company is the surviving corporation; (c) the payment by the Company of a cash sum for the cancellation of each outstanding Stock Option, in full settlement of all the Participant's rights and interests in the Stock Option, and instead of the Shares that the Participant otherwise would have been titled to receive upon the exercise of the Stock Option, in an amount equal to the product of (i) the total number of unexercised Shares issuable under the Stock Option multiplied by (ii) the difference between highest net cash price paid or offered to shareholders of the Company for one Share under the agreement and the exercise price per share of the Stock Option; or (d) for the cancellation and termination of Stock Options that are not exercised before the effective date of the transaction; in all cases other than clause (c) without the Participants' consent. The written consent of each Participant whose Stock Option is canceled is required for a cash settlement pursuant to clause (c).




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         5.3 Amendment and Termination. The Board of Directors may alter, amend, suspend, or terminate this Plan at any time without approval of the Company's shareholders, unless the approval of the Company's shareholders is required to comply with applicable law or any rule or regulation of a stock market or exchange on which the Shares are traded or quoted. An amendment or termination
of  this  Plan,   whether  with  or  without  the  approval  of  the   Company's
shareholders, that would adversely affect any right or obligation of a Participant under an outstanding Stock Option will not be valid or effective as to that Stock Option without that Participant's written consent.

         5.4 Expenses and Proceeds. The Company shall pay all expenses of the Plan. The Company may use the cash proceeds received from Participants upon the exercise of Stock Options for general corporate purposes.

         5.5 Market Value Determinations. If trading in the Shares, or a price quotation for the Shares, does not occur on a date when the Market Value is required to be determined under either this Plan or an Option Agreement, the next preceding date when Shares were traded or a price was quoted will control the determination of the Market Value.

         5.6 Section 16(b) Exemptions.  With respect to Participants  subject to section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rules 16b-3 and 16b-6 and any rule promulgated by the United States Securities and Exchange Commission under the Exchange Act in substitution for either of those rules. To the extent any provision of this Plan or action by the Administrative Committee fails to so comply, it shall be null and void to the extent permitted by law and determined by the Administrative Committee. In furtherance of the foregoing objective, the Administrative Committee may include in an Option Agreement with a Participant who is subject to section 16 of the Exchange Act any additional conditions or restrictions that are required to qualify the grant and exercise of the Stock Option for exemption under Rules 16b-3 and 16b-6 or any future rule providing an exemption for the award, grant, and exercise of stock options.

         5.7 Duration and Effective Date. This Plan will become effective as of the date when it is adopted by the Board of Directors, subject to approval by the Company's shareholders within 12 months after that date, and will terminate on the tenth anniversary of its effective date. The Company is not authorized to award any Stock Options after the termination date of this Plan.




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